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                                                                    EXHIBIT 99.1

PRESS RELEASE
Contact:   William W. Moreton
           Chief Financial Officer
Phone:  (314) 633-7123


      PANERA BREAD FOURTH QUARTER EARNINGS PER SHARE INCREASED 88% TO $0.32

HIGHLIGHTS:
- FULL YEAR 2001 EARNINGS PER SHARE INCREASED 75% TO $0.91
- FULL YEAR 2001 SYSTEM-WIDE SALES INCREASED 51% to $529.4 MILLION
- 109 BAKERY-CAFES OPENED IN 2001 AVERAGED ANNUALIZED SALES OF $1.9 MILLION
- SYSTEM-WIDE AVERAGE ANNUALIZED UNIT VOLUMES INCREASED 8.4% TO $1,748,000
- FISCAL YEAR 2002 EARNINGS PER SHARE TARGET RAISED TO $1.32 UP 45% OVER 2001
- FISCAL YEAR 2003 EARNINGS PER SHARE TARGET RAISED TO $1.85

St. Louis, MO, March 7, 2002 - Panera Bread Company (Nasdaq:PNRA) today reported that net income for the 12 weeks ended December 29, 2001, rose 101% to $4,755,000, or $0.32 per diluted share, from $2,369,000 or $0.17 per diluted share (excluding a non-recurring after-tax charge of $608,000 related to the sale of the Au Bon Pain Business Unit) for the 13 weeks ended December 30, 2000. Including the non-recurring charge related to the sale of the Au Bon Pain Business Unit, net income was $1,761,000, or $0.13 per diluted share, for the 13 weeks ended December 30, 2000. Net income for the 52 weeks ended December 29, 2001, increased 92% to $13,152,000, or $0.91 per diluted share, from $6,853,000, or $0.52 per diluted share, for the 53 weeks ended December 30, 2000.

Total revenue increased to $55.7 million for the 12 weeks ended December 29, 2001, which represented a 31% increase over the total revenue of $42.6 million for the 13 weeks ended December 30, 2000. For the 52 weeks ended December 29, 2001, total revenue was $201.1 million. This represented a 33% increase over the total revenues of $151.4 million for the 53 weeks ended December 30, 2000.

System-wide sales increased 43% to $146.8 million for the 12 weeks ended December 29, 2001, compared to $102.9 million for the 13 weeks ended December 30, 2000. For the 52 weeks ended December 29, 2001, system-wide sales increased 51% to $529.4 million compared to $350.8 million for the 53 weeks ended December 30, 2000.

System-wide comparable bakery-cafe sales increased 6.3% for the 12 weeks ended December 29, 2001 (6.4% for company-owned and 6.2% for franchised bakery-cafes). This marks the 24th consecutive quarter that Panera Bread (on a stand-alone basis) has reported positive comparable company bakery-cafe sales. For the 52 weeks ended December 29, 2001, system-wide comparable bakery-cafe sales increased 5.8% (5.8% for company-owned and 5.8% for franchised bakery-cafes).

During the 12 weeks ended December 29, 2001, 39 new Panera Bread bakery-cafes were opened (7 company-owned and 32 franchised bakery-cafes). For the 52 weeks ended December 29, 2001, a total of 109 new bakery-cafes were opened (21 company-owned and 88 franchised bakery-cafes). As of December 29, 2001, there were 369 (110 company-owned and 259 franchised bakery-cafes) Panera Bread bakery-cafes operating in 30 states. The total number of active additional franchise commitments as of December 29, 2001, was 518.

Average weekly system-wide sales for the 12 weeks ended December 29, 2001, were $35,550 per week (excluding the three specialty bakery-cafes). This is a 9.2% increase over the $32,560 average per week (excluding the four specialty bakery-cafes) for the 13 weeks ended December 30, 2000. There were 4,125 operating weeks (excluding the three specialty bakery-cafes) in the 12 weeks ended December 29, 2001, compared to 3,134 (excluding the four specialty bakery-cafes) in the 13 weeks ended December 30, 2000.

For the 52 weeks ended December 29, 2001, average system-wide weekly sales (excluding the three specialty bakery-cafes) were $33,608 ($1,748,000 annualized). This is an 8.4% increase over the average weekly sales (excluding the four specialty bakery-cafes) of $31,004 ($1,612,000 annualized on a 52 week



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basis) for the 53 weeks ended December 30, 2000. There were 15,719 operating weeks (excluding the three specialty bakery-cafes) for the 52 weeks ended December 29, 2001 compared to 11,175 operating weeks (excluding the four specialty bakery-cafes) in the 53 weeks ended December 30, 2000.

For the 109 bakery-cafes opened during fiscal year 2001, the average weekly sales were $36,674 or $1,907,000 on an annualized basis. There were 2,371 operating weeks for the bakery-cafes that were opened in fiscal year 2001.

Ron Shaich, chairman and chief executive officer, commented, "We are extremely pleased with our fourth quarter and full year 2001 results. We significantly exceeded the earnings per share and development targets we set at the beginning of the year ($0.75 per share and 84 bakery-cafes). Our earnings per share were up 75% in 2001 on top of the 126% increase in 2000 for Panera Bread on a stand-alone basis. We are particularly pleased that not only did we significantly exceed our targets, but we did so while increasing the average unit volumes of the 109 new bakery-cafes we built in 2001 to $1.9 million and while delivering 5.8% comparable store sales increases in existing bakery-cafes. We believe that these results are representative of the strong and growing positive consumer reaction to the Panera brand across America and speak to the potential for continued earnings expansion going forward."

Shaich concluded, "Based on our strong sales volumes, and the confidence we and our franchise partners have, we are increasing our 2002 development target to 110 bakery-cafes (22 company-owned and 88 franchised bakery-cafes). We continue to target a 3% increase in comparable bakery-cafe sales and an approximately 0.6% improvement in our bakery-cafe margins in 2002. As a result, we are raising our 2002 earnings per share target to $1.32 per share, which represents a 45% increase over 2001's earnings per share of $0.91. Additionally, based on the key leading indicators of our future financial performance, we are targeting 2003 earnings per share at $1.85. "

The company will host an investment community conference call today, March 7, 2002, at 1:00 p.m. Central Standard Time which will include a discussion of its financial results for the fourth quarter ended December 29, 2001. The meeting will be carried live on the Internet and interested parties can access the discussion via www.citizenswebcasting.com. Replay of the webcast is available at www.citizenswebcasting.com for 90 days.

Panera Bread Company owns and franchises bakery-cafes under the Panera Bread and Saint Louis Bread Co. names. The company is a leader in the emerging specialty bread/cafe category due to its unique bread combined with a quick, casual dining experience. Additional information is available on the company's website, www.panerabread.com.

Matters discussed in this news release, including any discussion or impact, express or implied, on the Company's anticipated growth, operating results and future earnings per share contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The statements identified by the words "positioned", "estimate", "project", "target"," continue", "will", "intend", "expect", "future", "anticipates", and similar expressions express management's present belief, expectations or intentions regarding the Company's future performance. The Company's actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include but are not limited to the following the availability of sufficient capital to the Company and the developers party to franchise development agreements with the Company; variations in the number and timing of bakery-cafe openings; public acceptance of new bakery-cafes; competition; national and regional weather conditions; changes in restaurant operating costs, particularly food and labor; and other factors that may affect retailers in general. These and other risks are discussed from time to time in the Company's SEC reports, including its Form 10-K for the year ended December 30, 2000.


                                       2

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Table 1





                              PANERA BREAD COMPANY
                          COMPARABLE BAKERY-CAFE SALES

                           For the 16            For the 12            For the 12             For the 12               For the 52
                           weeks ended          weeks ended           weeks ended            weeks ended              weeks ended
                         April 21, 2001        July 14, 2001        October 6, 2001       December 29, 2001        December 29, 2001
                         --------------        -------------        ---------------       -----------------        -----------------
Company-owned                 7.3%                  5.8%                  3.4%                   6.4%                     5.8%
Franchised                    7.3%                  5.6%                  4.2%                   6.2%                     5.8%
Total System                  7.3%                  5.7%                  3.9%                   6.3%                     5.8%


                                       3

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                              PANERA BREAD COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                                For the 12        For the 13        For the 52        For the 53
                                                                weeks ended      weeks ended       weeks ended       weeks ended
                                                                -----------      -----------       -----------       -----------
                                                               Dec. 29, 2001    Dec. 30, 2000     Dec. 29, 2001     Dec. 30, 2000
                                                               -------------    -------------     -------------     -------------
 Revenues:
    Restaurant sales .......................................         $42,639           $34,311         $157,684          $125,486
    Franchise royalties and fees............................           5,760             3,956           19,577            12,059
    Commissary sales to franchisees.........................           7,276             4,309           23,856            13,844
                                                              ---------------   ---------------  ---------------  ----------------
          Total revenue.....................................          55,675            42,576          201,117           151,389

 Costs and expenses:
    Restaurant expenses:
       Cost of food and paper products......................          12,428            10,776           48,502            41,084
       Labor................................................          12,657             9,869           46,431            36,609
       Occupancy............................................           3,067             2,619           11,345             9,313
       Other operating expenses.............................           5,149             4,075           20,729            16,050
                                                              ---------------   ---------------  ---------------  ----------------
                                                                      33,301            27,339          127,007           103,056

   Commissary cost of sales to franchisees..................           6,519             3,827           21,965            12,261
   Depreciation and amortization............................           2,968             2,286           10,839             8,412
   General and administrative expenses......................           5,109             5,206           19,589            16,381
   Non-recurring charge                                                    -             1,394                -               494
                                                              ---------------   ---------------  ---------------  ----------------
          Total costs and expenses..........................          47,897            40,052          179,400           140,604

 Operating profit ..........................................           7,778             2,524           21,717            10,785
 Interest (income) expense, net.............................             (5)              (16)               72               164
 Other expense (income), net................................             106             (142)              213             (409)
 Minority interest..........................................               8                 -                8                 -
                                                              ---------------   ---------------  ---------------  ----------------
 Income before income taxes.................................           7,669             2,682           21,424            11,030
 Income tax provision.......................................           2,914               921            8,272             4,177
                                                              ---------------   ---------------  ---------------  ----------------
 Net income.................................................          $4,755            $1,761          $13,152            $6,853
                                                              ===============   ===============  ===============  ================

 Net income per common share - basic........................            $.34              $.13             $.95              $.55

 Net income per common share - diluted......................            $.32              $.13             $.91              $.52

 Weighted average shares of common and common
    equivalent shares outstanding
    Basic...................................................          14,146            13,169           13,892            12,557
    Diluted.................................................          14,769            14,016           14,443            13,134


                                       4

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                              PANERA BREAD COMPANY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARGIN ANALYSIS
                                   (unaudited)

    The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company's consolidated statements of operations for the period indicated. Percentages may not add due to rounding:

                                                         For the 12        For the 13         For the 52         For the 53
                                                         weeks ended       weeks ended        weeks ended        weeks ended
                                                         -----------       -----------        -----------        -----------
Revenues:                                               Dec. 29, 2001     Dec. 30, 2000      Dec. 29, 2001      Dec. 30, 2000
                                                        -------------     -------------      -------------      -------------
   Restaurant sales................................              76.6%             80.6%              78.4%             82.9%
   Franchise royalties and fees....................              10.3               9.3                9.7               8.0
   Commissary sales to franchisees.................              13.1              10.1               11.9               9.1
                                                        --------------    --------------     --------------    --------------
         Total revenues............................             100.0%            100.0%             100.0%            100.0%

Costs and expenses:
   Restaurant cost of sales (1)
      Cost of food and paper products..............              29.1%             31.4%              30.8%             32.7%
      Labor........................................              29.7              28.8               29.4              29.2
      Occupancy....................................               7.2               7.6                7.2               7.4
      Other........................................              12.1              11.9               13.1              12.8
                                                        --------------    --------------     --------------    --------------
         Total restaurant cost of sales............              78.1%             79.7%              80.5%             82.1%

Commissary cost of sales (2) ......................              89.6%             88.8%              92.1%             88.6%
Depreciation and amortization......................               5.3               5.4                5.4               5.6
General and administrative.........................               9.2              12.2                9.7              10.8
Non-recurring charges..............................                 -               3.3                  -                .3
                                                        --------------    --------------     --------------    --------------
Operating profit...................................              14.0               5.9               10.8               7.1
Interest expenses, net.............................                 -                 -                  -                .1
Other expense (income), net........................                .2              (.3)                 .1              (.3)
Minority interest..................................                 -                 -                  -                 -
                                                        --------------    --------------     --------------    --------------
Income before income taxes.........................              13.8               6.3               10.7               7.3
Provision for income taxes.........................               5.2               2.2                4.1               2.8
                                                        --------------    --------------     --------------    --------------
Net income.........................................               8.5%              4.1%               6.5%              4.5%
                                                        ==============    ==============     ==============    ==============

(1) As a percentage of Company restaurant sales.
(2) As a percentage of commissary sales to franchisees.